UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2004

VALERO L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Valero Way
San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (210) 345-2000 ______________________________

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release dated July 26, 2004.

Item 12. Results of Operations and Financial Condition.

On July 26, 2004, Valero L.P. (the “Partnership”) issued a press release announcing financial results for the quarter ended June 30, 2004. A copy of the press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference. The information in this report is being furnished, not filed, pursuant to Item 12 of Form 8-K. Accordingly, the information in this report will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Non-GAAP Financial Measures

The press release discloses certain financial measures, EBITDA and distributable cash flow, that are non-GAAP financial measures as defined under SEC rules. The press release furnishes a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the partnership’s assets and the cash that the business is generating. Neither EBITDA nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO L.P. By: Riverwalk Logistics, L.P. its general partner

By: Valero GP, LLC its general partner

Date: July 26, 2004	By: /s/Bradley C. Barron Name: Bradley C. Barron Title: Corporate Secretary

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated July 26, 2004.